UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 31, 2013

Date of Earliest Event Reported: October 25, 2013

(Exact name of registrant as specified in its charter)

Nevada	333-184443	76-0625217
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22305 Gosling Road, Spring, Texas 77389

(Address of principal executive offices)(Zip Code)

19511 Wied Rd., Suite E

Spring, Texas 77388

(Address of former principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (281) 651-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Effective October 25, 2013, Coil Tubing Technology, Inc. (the “Company”) purchased a 6,000 square foot office/warehouse building and associated land located at 22305 Gosling Road, Spring, Texas 77389. The purchase price was $884,508. The Company obtained $649,000 of the purchase price by way of a loan from Bank of Houston, evidenced by a promissory note, which loan bears interest at 5% per annum for three years and the prime rate plus 1% thereafter (not to be less than 5%), and has a maturity date of October 25, 2018. Upon an event of default, the loan bears interest at the lesser of the rate of 5% above the then applicable interest rate of the note, and the greatest amount provided by law. Amortization payments based on a 20 year amortization schedule (initially $4,309 per month) are due on the loan until maturity (recalculated based on the then interest rate after the first three years of the loan). The amount due under the loan is secured by a Deed of Trust, Security Agreement and Financing Statement on the property purchased.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Section 1.01 above regarding the Bank of Houston loan is incorporated in this Item 2.03 by reference.

Item 9.01   Financial Statements And Exhibits.

Exhibit No.	Description

10.1*	Promissory Note with Bank of Houston (October 25, 2013)

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

COIL TUBING TECHNOLOGY, INC.

Date: October 31, 2013	By: /s/ Jason Swinford
Jason Swinford
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1*	Promissory Note with Bank of Houston (October 25, 2013)

* Filed herewith.

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